FOURTH AMENDMENT, WAIVER AND CONSENT

TO

LOAN AGREEMENT

THIS FOURTH AMENDMENT, WAIVER AND CONSENT TO LOAN AGREEMENT, dated as of June 28, 2007 (the “Fourth Amendment”), is made and entered into by and between Acura Pharmaceuticals, Inc., a New York corporation (“Borrower”), and  Galen Partners III, L.P., a Delaware limited partnership, as Agent under that certain Noteholders Agreement dated as of February 6, 2004 (“Lender”). Capitalized terms used herein and not otherwise defined shall have the meaning provided in the Loan Agreement (as defined below).

RECITALS

WHEREAS, Borrower and Lender (as assignee of Watson Pharmaceuticals, Inc. (“Watson”)) are parties to that certain Loan Agreement, dated as of March 29, 2000, as amended by a certain Amendment to Loan Agreement dated as of March 31, 2000, as further amended by a certain Second Amendment to Loan Agreement dated as of December 20, 2002 and as further amended by a certain Third Amendment, Waiver and Consent to Loan Agreement dated as of February 6, 2004 (the “Third Amendment”) (as so amended, the "Loan Agreement"); and

WHEREAS, in accordance with the terms of the Loan Agreement, Borrower previously issued to Watson two Promissory Notes, the first dated December 20, 2002 in the principal amount of $17,500,000 (the "Replacement Note"), and the second dated December 20, 2002 in the principal amount of $3,901,331 (the "$3.9 Million Note", and together with the Replacement Note, collectively, the "Old Notes"); and

WHEREAS, in order to allow the Borrower to complete each of the transactions contemplated pursuant to that certain Term Sheet dated December 19, 2003 between the Borrower and the other signatories thereto (the "Term Sheet Transactions"), at Borrower’s request and in accordance with the Third Amendment, Lender consented to the Term Sheet Transactions and waived certain restrictions contained in the Loan Agreement; and

WHEREAS, pursuant to a certain Umbrella Agreement dated as of February 6, 2004 (the "Umbrella Agreement") by and among Borrower, Watson, Care Capital Investment II, L.P., Essex Woodlands Health Ventures V, LP, Galen Partners III, L.P. and the other signatories thereto (collectively, but excluding the Borrower and Watson, the "Investor Group"), in consideration of Borrower's payment to Watson of $4,000,000, Watson (i) cancelled and discharged in full the $3.9 Million Note, (ii) forgave $12,500,000 in principal amount of the Replacement Note and amended and restated the Replacement Note as provided in the Third Amendment, and (iii) amended the Loan Agreement as provided in the Third Amendment (collectively, the "2004 Note and Loan Agreement Amendments"); and

WHEREAS, pursuant to the terms of the Umbrella Agreement, Watson transferred and conveyed to the Investor Group all of its right, title and interest in and to the Loan Agreement and Replacement Note after giving effect to the 2004 Note and Loan Agreement Amendments;

WHEREAS, simultaneous with the completion of the transactions contemplated in the Umbrella Agreement, the Replacement Note was amended and restated in the form of Exhibit A to the Third Amendment to Loan Agreement (the “2004 Replacement Note”); and

WHEREAS, the Borrower and the Investor Group desire to further amend the Loan Agreement pursuant to this Fourth Amendment to amend and restate the 2004 Replacement Note to provide for the extension of the Maturity Date of the 2004 Replacement Note from June 30, 2007 to September 30, 2007.

NOW, THEREFORE, the parties hereto agree as follows:

AGREEMENT

1.  Article One of the Loan Agreement is hereby amended in its entirety to read as follows:

"1. AMOUNT AND TERMS OF LOANS.

"1.1 Term Loans. Subject to the terms herein, Watson Pharmaceuticals, Inc. (“Watson”) has previously loaned to Borrower the aggregate principal amount of Twenty One Million Four Hundred One Thousand Three Hundred Thirty One Dollars ($21,401,331) (the "Original Loan"). Effective the date of the Third Amendment to the Loan Agreement, (i) Watson forever forgave, discharged, cancelled and rendered null and void Borrower's obligation to repay Sixteen Million Four Hundred One Thousand Three Hundred Thirty One Dollars ($16,401,331) in principal amount, plus accrued and unpaid interest on such principal amount, of the Original Loan, resulting in a remaining principal balance of the Original Loan of Five Million Dollars ($5,000,000) (the "Loan"), and (ii) Watson forever forgave and discharged Borrower's obligation to pay interest under the Original Loan, as evidenced by the Old Notes, to the extent accrued and unpaid through and including the date of the Third Amendment to the Loan Agreement. The Old Notes previously issued by Borrower to Watson hereunder were amended or cancelled, as appropriate, in accordance with Section 1.2 below. Notwithstanding any prepayment of the Loan by Borrower, sums repaid may not be re-borrowed.

1.2 Promissory Notes. Borrower’s obligation to pay the principal of, and interest on, the Loan shall be evidenced by a promissory note dated as of December 20, 2002 duly executed and delivered by Borrower in the form attached as Exhibit A to the Fourth Amendment to the Loan Agreement and representing the $5,000,000 principal balance of the Loan (the “Note”), which Note shall be an amendment and restatement of the 2004 Replacement Note. Upon execution and delivery of the Note, the 2004 Replacement Note shall be null and void and of no further legal force or effect. Lender agrees to promptly return to Borrower the 2004 Replacement Note after receipt of the Fourth Amendment to the Loan Agreement and the Note."

2.  Section 12.1 of the Loan Agreement is hereby amended by adding the following definitions in alphabetical order:

“2004 Note and Loan Agreement Amendments” shall mean the amendments to the Note and the Loan Agreement effected pursuant to the Third Amendment to Loan Agreement.”

“2004 Replacement Note” shall mean the Replacement Note in the principal amount of $5 million issued to Watson (and simultaneously assigned to Lender) pursuant to the Third Amendment to Loan Agreement.”

3.  Limitation of Amendment. Except as amended above, the terms of the Loan Agreement shall remain in full force and effect.

4.  Governing Law. This Fourth Amendment and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Fourth Amendment were negotiated.

5.  Counterparts. This Fourth Amendment may be executed in any number of counterparts, including by facsimile, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Borrower and Lender have caused this Fourth Amendment to be duly executed by their duly authorized officers all as of the day and year first above written.

"BORROWER"	"LENDER"

ACURA PHARMACEUTICALS, INC.	GALEN PARTNERS III, L.P., as Agent

By: /s/ Peter Clemens	By: /s/ Bruce F. Wesson
Name: Peter A. Clemens	Name: Bruce F. Wesson
Title: Senior Vice President and Chief Financial Officer	Title: Managing Director

EXHIBIT A

Note